CENTRAL AND SOUTH WEST SERVICES, INC                       Exhibit 1
               P.O. BOX 21928 TULSA, OKLAHOMA                        Page 1 of 4
             TELEPHONE NUMBER (918) 594 - 2000

      STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
            AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                              OCTOBER 1998


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO  424     PSO  31     CPL  207

B.  AMOUNT OF EXPENDITURES:                                   SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                   $32,920.16
PR4018  Stores Salvage - SWEPCO                               (43,757.91)
PR4101  Direct Labor to SWEPCO Coal Cars                       36,029.67
PR4104  Direct Labor to Rework SWEPCO Material                  8,325.14
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                         0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO               0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO        6,868.20
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO       3,374.33
PR4238  Depreciation Expense - SWEPCO                          42,777.00
PR4263  Lease - Supplemental Expenses - SWEPCO                      0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                 8,129.40
PR4272  Switching Fees - SWEPCO                                 3,229.36
PR4277  Repainting Coal Cars - SWEPCO                               0.00
                                                             ------------

                 Total 100% SWEPCO Costs                      $97,895.35
                                                             ============


COSTS ASSIGNED 100% TO CPL:                                   CPL

PR4003  Direct Material to CPL Coal Cars                       15,333.41
PR4014  Inventory Carrying Charges - CPL                        1,237.17
PR4021  Stores Salvage - CPL                                        0.00
PR4105  Direct Labor to CPL Coal Cars                           8,316.72
PR4106  Direct Labor to Rework CPL Material                         0.00
PR4216  Ad Valorem Taxes - Facility - Direct - CPL                  0.00
PR4217  Employee Fringe Benefits - Direct Labor - CPL           1,292.02
PR4218  Payroll Taxes (FICA & UC) - Direct Labor - CPlL           632.63
PR4240  Depreciation Expense - CPL                                  0.00
PR4269  Outside Maintenance of CPL Coal Cars                    2,002.91
PR4274  Switching Fees - CPL                                        0.00
PR4279  Repainting Coal Cars - CPL                                  0.00
                                                             ------------

                 Total 100% CPL Costs                         $28,814.86
                                                             ============

                                                                       Exhibit 1
                                                                     Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                   PSO

PR4002  Direct Material to PSO Coal Cars                      $44,239.62
PR4015  Inventory Carrying Charges - PSO                        1,926.23
PR4019  Stores Salvage - PSO                                  (11,424.31)
PR4102  Direct Labor to PSO Coal Cars                          10,951.19
PR4103  Direct Labor to Rework PSO Material                     5,690.48
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                  0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO           2,512.03
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO          1,269.17
PR4239  Depreciation Expense - PSO                                  0.00
PR4271  Outside Maintenance of PSO Coal Cars                    3,150.80
PR4273  Switching Fees - PSO                                    1,259.56
PR4278  Repainting Coal Cars - PSO                                  0.00
                                                             ------------

                Total 100% PSO Costs                          $59,574.77
                                                             ============

                                                                       Exhibit 1
                                                                     Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                  SHARED


PR4010  Shop Material                                          $6,694.20
PR4011  Small Tools                                               418.21
PR4012  Facility Maintenance - Material                         1,609.85
PR4013  Sale of Crops (Cr.)                                    (5,300.00)
PR4016  Switch Engine Operation and Maintenance                   421.94
PR4017  Equipment Operation and Maintenance                     4,227.86
PR4020  Stores Salvage - Joint                                      0.00
PR4110  Supervision                                            17,620.46
PR4111  Clerical                                                6,575.09
PR4112  Training and Safety                                     4,881.13
PR4113  General Shop Labor                                      8,868.47
PR4114  Facility Maintenance - Labor                           15,683.87
PR4116  Switch Engine Operation and Maintenance                14,892.56
PR4201  Ad Valorem Taxes - Facility                                 0.00
PR4203  Taxes - Other                                               0.00
PR4206  Data Processing Charges                                   574.40
PR4207  General Office Overhead                                   583.05
PR4210  Employee Activities                                     1,347.64
PR4211  Employee Expenses                                       1,494.15
PR4212  Employee Fringe Benefits                               10,775.90
PR4215  Employee Sick Benefits                                      0.00
PR4220  Injuries and Damages                                        0.00
PR4221  Insurance - Liability and Property                     14,395.56
PR4225  Maintenance of Facilities (Contracted)                  2,399.03
PR4226  Office Supplies and Expenses                            2,911.83
PR4232  Payroll Taxes (FICA & UC) - Other                       5,216.03
PR4233  Special Services                                            0.00
PR4234  Utilities - Heat, Light, Power and Water                4,250.92
PR4235  Utilities - Telephone                                     672.19
PR4236  Vehicle Expense                                             0.00
PR4237  Depreciation Expense                                        0.00
PR4250  Miscellaneous                                             134.01
PR4262  Lease - Basic - All Except Coal Cars                        0.00
PR4264  Lease - Supplemental Expenses - Facility                    0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                  $121,348.35
                                                             ------------

          SWEPCO             63.99%                           $77,653.07
                                                             ------------

          CPL                12.00%                           $14,560.29
                                                             ------------

          PSO                24.01%                           $29,134.99
                                                             ------------

                                                                       Exhibit 1
                                                                     Page 4 of 4

          Capital Recovery on Capital Expenditures not
           Covered Under Lease Agreement {Cost Ratio}               0.00
                                                             ------------


                      TOTAL COSTS FOR THE MONTH
                SWEPCO                                       $175,548.42
                                                             ============

                CPL                                           $43,375.15
                                                             ============

                PSO                                           $88,709.76
                                                             ============




C. COMPUTATION OF COST RATIO:




101, 104  Direct Labor SWEPCO        $44,354.81    63.99 %   SWEPCO

105, 106  Direct Labor CPL             8,316.72    12.00     CPL

102, 103  Direct Labor PSO            16,641.67    24.01     PSO
                                     ----------   -------

          Total Direct Labor         $69,313.20   100.00 %
                                     ==========   =======